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                                                                       EXHIBIT 8

                                     Law Offices
                        ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                      12th Floor
                                734 15th Street, N.W.
                               Washington, D.C.  20005
                               Telephone (202) 347-0300

                                   October 24, 1997


Board of Directors
Gateway Bancorp, Inc.
2717 Louisa Street
Catlettsburg, Kentucky  41129

Board of Directors
Peoples Bancorp Inc.
138 Putnam Street
Marietta, Ohio 45750

Ladies and Gentlemen:

    We have acted as special counsel to Gateway Bancorp, Inc., a Kentucky company ("Gateway"), in connection with the Registration Statement on Form S-4 (No. 333-37261) (the "Registration Statement") filed by Peoples Bancorp Inc., an Ohio company ("Peoples"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed acquisition of Gateway by Peoples. This opinion is delivered in accordance with the requirements of Item 601(b) of Regulation S-K under the Securities Act.

    In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Proxy Statement/Prospectus included therein (the "Proxy Statement/Prospectus"), representation letters from Gateway and Peoples, and such other documents as we have deemed necessary or appropriate.

    We hereby confirm that the disclosure in the Proxy Statement/Prospectus under the captions "SUMMARY--Certain Federal Income Tax Consequences" and "THE MERGER--Certain Federal Income Tax Consequences" are fair and accurate summaries of the matters addressed therein, based upon current law and the assumptions stated or referred to therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.


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Gateway Bancorp, Inc.
Peoples Bancorp Inc.
October 24, 1997
Page 2


    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption
"THE MERGER--Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                  Very truly yours,

                                  ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                  By:  /s/ Norman B. Antin
                                       -------------------------------------
                                       Norman B. Antin, a Partner